UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016 (December 23, 2016)

  GREEN DRAGON WOOD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 312, 3rd Floor, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 2482 5168

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2016, the Board of Directors appointed Mr. William Mook to serve as a director of the Company effective from that date.

Mr. William Mook has over 18 years of experience in the manufacturing industry as an original equipment manufacturer and also as a technology investor. He has over 20 years of experience as President and CEO of various companies including MokEnergy, Sugico Mok and Rapi-Serv Cash Systems. He founded Zeecol Limited, a New Zealand company, in 2011, where he spent three years developing Zeecol’s technology and two years structuring the company. He holds patents in a wide range of fields. In addition to his management and motivational skills he is an accomplished speaker and team builder. Mr. Mook is currently a remote teaching associate in the Physics and Energy department at Stanford University. Mr. Mook has been working under Dr. Robert Laughlin at Stanford, who, in 1998, received a Nobel Prize for the discovery of the Fractional Quantum Hall Effect. William Mook resides in Christchurch, New Zealand since 2010.

Mr. Mook’s compensation as a director of the Company is set forth in the Appointment Letter (the “Appointment Letter”) between Mr. Mook and the Company dated December 23, 2016. Pursuant to the Appointment Letter, the Company will recommend to the Board of Directors that Mr. Mook be granted 25,000 shares of the Company’s Common Stock (the “Common Stock”) quarterly beginning January 2, 2017. The Company will recommend that the Common Stock be vested quarterly over a period of one year. The offer and any granting of the Common Stock will be subject to the approval of the Board of Directors.

There are no understandings or arrangements between Mr. Mook and any other person pursuant to which Mr. Mook was selected as a director. There is no family relationship between Mr. Mook with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Except for the Appointment Letter described above, Mr. Mook has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Appointment Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Appointment Letter attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

Item 8.01	Other Events

On December 23, the Company announced that it plans to change its corporate name to Zeecol International Inc.. The corporate name change is subject to the approval of the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Appointment Letter between the Company and William Mook dated December 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Date: December 28, 2016

/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: Chief Executive Officer